UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RSI RETIREMENT TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

RSI RETIREMENT TRUST

150 East 42nd Street

New York, New York 10017

NOTICE OF ANNUAL MEETING OF TRUST PARTICIPANTS

To be held on December 27, 2007

To the Trust Participants of RSI Retirement Trust:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Trust Participants of RSI Retirement Trust (the “Trust”) will be held at the office of the Trust on December 27, 2007 at 11:00 a.m. Eastern Time and any adjournments thereof (collectively the “Annual Meeting”) for the following purposes:

1.             To consider and vote on Amendments to the Trust’s Agreement and Declaration of Trust that would remove Individual Retirement Accounts (“IRAs”) and defined contribution plans (“DC Plans”), which include 401(k) plans, as eligible investors in the Trust and permit the Trust to redeem at net asset value Units held in an IRA or DC Plan.

2.             To consider and vote on an Amendment to the Trust’s Agreement and Declaration of Trust that would allow the Trustees to apply for termination of the Trust’s registration with the Securities and Exchange Commission when permitted by law.

3.             To elect two (2) Trustees for terms of three (3) years and until their respective successors are elected and qualified.

4              To consider ratification or rejection of the selection of Anchin, Block & Anchin LLP as independent accountants of the Trust.

5.             To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proposal 1 is contingent upon approval of Proposal 2.   The Board of Trustees has fixed the close of business on November 9, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By order of the Board of Trustees

/s/ Stephen P. Pollak
Stephen P. Pollak
November 21, 2007	Secretary

* Please note that Trust Participants who hold Units through an IRA will be permitted on an individual basis to elect to reinvest in selected alternative mutual funds and/or other mutual fund investments, or to instruct their IRA trustee to exercise discretion over their IRA and reinvest the proceeds. Reinvestment in selected alternative mutual funds and/or other mutual fund investments or the exercise of discretionary authority will not result in a withdrawal from the IRA. This reinvestment will take place only if Proposal 1 above is approved by Trust Participants. DC Plan sponsors may substitute other mutual funds for the discontinued Investment Funds of the Trust.

TRUST PARTICIPANTS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.  INSTRUCTIONS FOR THE PROPER EXECUTION OF THE PROXY CARD ARE SET FORTH ON THE PROXY CARD.  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

Questions and Answers Regarding the Proxy Statement

The enclosed Proxy Statement relates to, among other things, the solicitation of proxies for a meeting of Trust Participants of the RSI Retirement Trust. Proposals 1 and 2 (the “Proposals”) in the Proxy Statement, if approved by Trust Participants, would allow the Trust to eliminate defined contribution plans and IRAs, request termination of its registration with the SEC, and continue operations as a privately offered, unregistered fund serving defined benefit plans only.

For your convenience, we are furnishing this Question and Answer sheet discussing how each category of Trust Participant would be affected in the event that the Proposals are approved. Each of the matters discussed in this Q&A is discussed more fully in the Proxy Statement, and we encourage you to read the full text of the enclosed Proxy Statement.

Defined Benefit Plans

Q. Will an employer sponsor of a defined benefit pension plan be required to take any action if the Proposals are approved?

A. No. The transition for defined benefit plans will be seamless and the employer sponsor will not be required to make any changes. Each employer sponsor will receive further information if the Proposals are approved.

Q. The investment funds of the Trust are managed by professional investment managers. Will the investment funds available for defined benefit pension plans, or the current managers, change in any material way?

A. No. The current investment funds and their current managers will remain in place. The principal change will be reduced costs to each employer sponsor of a defined benefit pension plan.

Defined Contribution Plans

Q. Will an employer sponsor of a defined contribution plan (401(k), etc.) that contains investments in any of the Trust’s investment vehicles be required to take any action if the Proposals are approved?

A. Yes. The Trust’s organizational documents will be amended so that the investment vehicles of the Trust will no longer be available for the investments of a defined contribution plan. Therefore, the employer plan sponsor will need to select replacement funds in which to place the assets of the plan.

The employer sponsor of a defined contribution plan will receive instructions and appropriate information for this purpose. If the Proposals are approved by Trust Participants, an employer sponsor of a defined contribution plan will be notified and will have at least six weeks to make the necessary plan changes.

Individual Retirement Accounts

Q. What will I be required to do if my IRA is invested in one or more of the Trust’s investment funds?

A. All IRA investments in the Trust will have to be withdrawn. You will have the opportunity to direct reinvestment in selected alternative mutual funds (comparable to the Trust’s investment funds), to direct reinvestment in any other mutual fund(s) that you choose, to instruct your IRA trustee to exercise discretion over your IRA and reinvest your redemption proceeds based upon your stated risk tolerance, or to request a cash distribution to you. The Proxy Statement includes a form that you can use to indicate your selection. If the Proposals are approved by Trust Participants, you will be notified and given the opportunity to direct the disposition of your IRA accounts if you have not already done so.

If you choose a distribution in cash, there may be tax consequences. Unless “rolled over” into other IRA investment(s), the distribution may be taxable to you and, depending on the circumstances, you may be subject to a penalty for early withdrawal. (A second rollover in the same year as an earlier one will not avoid adverse tax consequences.)

Q. What if I fail to provide an investment choice for my IRA’s withdrawn assets?

A. Any portion of your IRA proceeds for which you have not provided instructions will be directly transferred to the selected comparable mutual fund investments as listed on the IRA form provided with the Proxy Statement.

Please read the entire Proxy Statement prior to voting.

2

RSI RETIREMENT TRUST

150 East 42nd Street

New York, New York 10017

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (each a “Trustee,” and together the “Board”) of RSI Retirement Trust (the “Trust”) for use at the Annual Meeting of those persons who have a right to vote units (“Units”) of each investment fund (“Investment Fund”) of the Trust (“Trust Participants”) to be held at the office of the Trust at 150 East 42nd Street, 27th Floor, New York, New York, 10017 on December 27, 2007 at 11:00 a.m. Eastern Time, and any adjournment thereof.

Execution of a proxy will not in any way affect a Trust Participant’s right to attend the Meeting and vote in person, and any Trust Participant giving a proxy has the right to revoke it at any time by written notice addressed to and received by the Secretary of the Trust prior to the exercise of the proxy or by attending the Meeting and revoking the proxy in person.

The Trustees have fixed the close of business on November 9, 2007, as the record date for the determination of Trust Participants entitled to notice of and to vote at the Meeting. The Trust had outstanding as of the record date, November 9, 2007 (“Record Date”), Units of beneficial interest, which are divided into separate Investment Funds as follows:

Core Equity Fund	10,549,833.479
Emerging Growth Equity Fund	4,901,368.365
Value Equity Fund	7,170,136.007
International Equity Fund	3,517,460.894
Actively Managed Bond Fund	2,724,944.218
Intermediate-Term Bond Fund	8,900,527.360

Each Trust Participant shall be entitled to exercise the voting rights of Units owned by the participating trust or custodial account of which he is the Trust Participant. All outstanding full Units of the Trust, irrespective of Investment Fund, are entitled to one vote and each fractional Unit is entitled to the corresponding fractional vote.

The following table summarizes the foregoing information:

PROPOSAL		INVESTMENT FUNDS VOTING

1.

To consider and vote on Amendments to the Trust’s Agreement and Declaration of Trust that would remove Individual Retirement Accounts (“IRAs”) and defined contribution plans (“DC Plans”), which include 401(k) plans, as eligible investors in the Trust and permit the Trust to redeem at net asset value Units held in an IRA or a DC Plan.*

All

2.

To consider and vote on an Amendment to the Trust’s Agreement and Declaration of Trust that would allow the Trustees to apply for termination of the Trust’s registration with the Securities and Exchange Commission (“SEC”) when permitted by law.

All

3.	To elect two (2) Trustees for terms of three (3) years and until their respective successors are elected and qualified.	All

4.	Ratification of Accountants.	All

*                 Please note that Trust Participants who hold Units through an IRA will be permitted on an individual basis to elect to reinvest in selected alternative mutual funds and/or other mutual fund investments, or to instruct their IRA trustee to exercise discretion over their IRA and reinvest the proceeds. Reinvestment in selected alternative mutual funds and/or other mutual fund investments or the exercise of discretionary authority will not result in a withdrawal from the IRA. This reinvestment will take place only if Proposals 1 and 2 are approved by Trust Participants. DC Plan sponsors may substitute other mutual funds for the discontinued Investment Funds of the Trust.

In the event that a quorum of Trust Participants (holders of one-third of the Units issued and outstanding and entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, in the event that sufficient votes in favor of the items set forth in the Notice of the Meeting are not received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting for a period or periods of not more than 60 days in the aggregate and further solicitation of proxies may be made. Trust Participants who have voted against the proposals or who have abstained from voting will be included in the quorum for the Meeting. Proxies abstaining on a particular proposal will be considered to be shares present at the Meeting, but not voting with respect to the proposal.

The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). A registration statement relating to the offer and sale of Units in the Trust has been filed under the Securities Act of 1933 and is currently effective.

This Proxy Statement and the accompanying proxy card are first being sent to Trust Participants on or about November 20, 2007. The costs of the Meeting, including the solicitation of proxies, will be paid by the Trust. In addition to the solicitation of proxies by mail, Trustees and agents of the Trust may solicit proxies in person or by telephone.

Copies of the Trust’s Annual Report for the fiscal year ended September 30, 2006 and Semi-Annual Report for the six months ended March 31, 2007, are available without charge to Trust Participants. To obtain a copy, call the Trust at (800) 446-7774, or write to the Trust at 150 East 42nd Street, 27th Floor, New York, New York 10017-5633.

PROPOSAL NO. 1

APPROVE AMENDMENTS TO THE TRUST’S AGREEMENT AND DECLARATION OF TRUST THAT WOULD REMOVE INDIVIDUAL RETIREMENT ACCOUNTS (“IRAs”) AND DEFINED CONTRIBUTION PLANS (“DC PLANS”), WHICH INCLUDE 401(k) PLANS, AS ELIGIBLE INVESTORS IN THE TRUST AND PERMIT THE TRUST TO REDEEM AT NET ASSET VALUE UNITS HELD IN AN IRA OR A DC PLAN

Article XXIII of the Trust Instrument entitled “Individual Retirement Accounts: Master and Prototype Plans” currently sets out the rules of participation for a Participating Trust that is an IRA while Article XIX of the Agreement and Declaration of Trust (the “Trust Instrument”) entitled “Defined Contribution Plans” currently sets out the rules of participation for a DC Plan. These and other provisions related to IRAs and DC Plans were included at times when the Trust envisioned obtaining numerous IRA and DC Plan participants and growing its assets. Since the adoption of Articles XXIII and XIX and any accompanying provisions related to IRAs and DC Plans in the Trust Instrument, the Trustees have concluded that, given the broad expansion in the marketplace of alternative investments available to IRA and DC Plan investors, the products and services offered by the Trust have become less distinguishable from others available and the Trust has not been able to attract such accounts on a scale that will make them economical for the Trust. Because of the Trust’s inability to attract substantial new DC Plan and IRA assets, overall size of the Trust has not grown in recent years, and has, in fact, gradually declined. The economic effect of this stagnation and decline has been a gradual increase in the Trust’s expense ratios. The Trust’s expenses have shown an annual increase, on a compounded basis, of approximately 3% over the last 7 years (the average expense ratio for the Investment Funds has increased from 1.16% for fiscal year 2000 to an estimated 1.44% for the current fiscal year; the six Investment Funds currently have expense ratios that range from 1.18% to 1.94%).

On the other hand, the Trust’s history and experience have positioned it as uniquely qualified to provide established asset allocation and fiduciary services on an efficient basis to defined benefit plans. Accordingly, the Trustees have approved amending the Agreement and Declaration of Trust (“Trust Instrument”) to remove Articles XXIII and XIX and any related provisions in the Trust Instrument and permitting redemption at net asset value the Units held in any IRA and DC Plan with the Trust in order to focus its efforts in providing services to defined benefit plans.

If Proposal 1 is approved, the change to the Trust Instrument will become effective on or about February 29, 2008 (the “Amendment Date”). At least 6 weeks prior to that date, written notice will be given to each IRA and DC Plan participant that its participation in the Trust will be terminated. Please note that Proposal 1 is contingent upon your approval of Proposal 2 discussed below.

Trust IRA and DC Plan participants may tender their Units for redemption at net asset value at any time prior to the Amendment Date. The redemption or asset transfer of the Trust’s IRAs and the redemption of the DC Plans will cause the Trust to have well under 100 shareholders, as defined under the 1940 Act, and thus may permit the Trust to apply for termination of its registration with the Securities and Exchange Commission (“SEC”) if Proposal 2 is approved.

Reinvestment of Trust IRA Assets

Trust Participants who hold Units in an IRA will be permitted on an individual basis to elect to reinvest in selected alternative mutual funds and/or other mutual fund investments, or to instruct their IRA trustee to exercise discretion over their IRA and reinvest their redemption proceeds. Alternatively, IRA Trust Participants may also instruct that their IRA assets be transferred to another IRA or that they receive cash. Instructions presenting the various options are attached to this proxy. Any portion of the proceeds for which a Trust Participant has not provided instructions will be invested in selected alternative mutual funds. IRA Trust Participants initially signed an IRA Trust Application with RSGroup Trust Company (“RTC”), which directed RTC to create an IRA with the Trust and invest in certain investment options. Allowing or directing reinvestment in other funds or permitting the discretionary administration of his or her IRA would result in reinvestment of redemption proceeds without a change in the IRA trustee, and as explained below, allow for reinvestment without the recognition of a taxable event and would not result in a withdrawal from the IRA.

Certain Federal Income Tax Consequences for Trust Participants in a Trust IRA

If Proposal 1 is approved, Trust IRA Units will be redeemed at the next net asset value. If a Trust Participant in a Trust IRA elects to reinvest in a selected alternative mutual fund and/or other mutual fund investments, or implement provisions for discretionary administration of his or her IRA as described below, there will be no adverse tax consequences in connection with the redemption. In the case where a Trust Participant has selected to receive cash, the transaction should not be a taxable event if the proceeds of redeemed Units are reinvested in another IRA or eligible retirement plan within 60 days. If, however, the proceeds are not so reinvested, he or she may be required to recognize a taxable event (gain or loss) and be subject to the imposition of a penalty for premature distribution upon redemption. Further, if a Trust Participant rolls over his or her IRA for a second time in one year, he or she will be subject to the tax consequences of a premature distribution, as described in the preceding sentence. Trust Participants in a Trust IRA are strongly urged to consult their own respective tax adviser regarding any particular tax consequences.

Substitution of Other Mutual Funds for Discontinued Investment Funds - DC Plans

Plan sponsors of DC Plans have signed a Trust Application that permits individual participants in these DC Plans to direct that their contributions be invested in one or more of the Investment Funds. However, nearly all registered mutual fund companies currently market their funds as DC Plan investments. Therefore, DC Plan sponsors have a virtually unlimited selection of funds available for inclusion in their DC Plans and they will each be able to provide Plan participants with a selection of mutual fund investment options with a minimum of disruption and inconvenience. DC Plan sponsors will be contacted by RTC, as the administrator and trustee of the DC Plans, to select replacement funds.

The text of the proposed amendments is attached as Exhibit A.

The Board believes that adoption of the proposed amendments is in the best interests of the Trust, and unanimously recommends a vote “FOR” Proposal 1. If you simply sign and date the proxy card(s) but give us no specific voting instructions, your shares will be voted in favor of the Proposal 1.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO DECLARATION OF TRUST TO ALLOW THE TRUSTEES TO APPLY FOR TERMINATION OF THE TRUST’S REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION

During the past several years, the Trustees have been examining various options to better use the resources of the Trust. The Trustees recognize that the compliance and other costs involved in operating a registered investment company, like the Trust, have increased substantially in recent years, and that to remain economically viable and provide value to investors, the Trust wishes to reduce these costs. Accordingly, the Board has been considering reducing the number of Trust Participants and operating the Trust as an unregistered “private investment company” having fewer than 100 shareholders.

Prior to 1984, the Trust operated as a private investment company exempted from registration under Section 3(c)(1) of the 1940 Act, and offered its investments only to defined benefit plans. The Trust then chose to register as an open-end investment company under the 1940 Act in order to be able offer its investments to IRAs and DC plans. The registration coincided with the Trust beginning to provide consulting and administrative services to 401(k) and other DC Plans. Through various marketing efforts, the Trust was able for a period of time to attract a substantial number of IRAs and DC Plans. However, as discussed under Proposal 1 above, the competitive advantage offered by the Trust for IRAs and DC Plans has diminished as alternatives have proliferated in the marketplace, and the Trust’s inability to attract significant DC Plan and IRA assets to grow or maintain the Trust’s asset size has resulted in the gradual increase of Trust expense ratios over time. In addition, changes in tax laws and corporate sector pension programs have all but eliminated the creation of defined benefit plans, and the shrinking number of existing defined benefit plans make it highly unlikely that the Trust will be able to realize a significant increase in defined benefit plan investors in the foreseeable future.

In order to reduce costs and attempt to ensure the long-term viability of the Trust, it is the intention of the Trust to concentrate its efforts on providing high quality investment vehicles, at a reasonable price, solely to defined benefit plans. If Proposal 1 is approved and the Trust’s IRAs and DC Plans are redeemed, the Trust will have well under 100 Trust Participants. The Trust could then apply for deregistration under Section 8(f) of the 1940 Act with the prospect of continuing operations as an unregistered private investment company without engaging in a public offering. If Proposal 2 is approved, the Trust could proceed on such a course without the need for further action by Trust Participants. If the Trust becomes deregistered, the Trust will be able to operate its investment funds, and introduce additional ones, as appropriate, at a lower cost, due to savings realized as a result of not having to maintain a registered investment company, to the benefit of defined benefit plans that remain investors in the Trust and its investment funds after deregistration is complete. Operating the Trust as an unregistered private investment company is projected to initially reduce average annual expense ratios for defined benefit plans from 1.44% to 1.30%.

The Trustees have considered the termination of its 1940 Act registration statement (i.e. deregistration) and it is expected that the Trust will seek deregistration if both Proposals 1 and 2 are approved. The Board believes that in order to reduce costs and become more efficient in managing the assets of its remaining Trust Participants, the Trust should apply for deregistration (i.e. technically known as “abandonment of registration”). Deregistration of the Trust would involve the cessation of the public offering of its Units and would mean that in the future the Trust would operate as a private investment company exempted from registration under Section 3(c)(1) of the 1940 Act. Trust Participants that remain in the Trust after deregistration would no longer be afforded the specific regulatory protections of the 1940 Act. These protections include, but are not limited to, (1) the regulation of the renumeration of the investment adviser and regulation of sales and distribution expenses, (2) limitations on the capital structures intended to eliminate complicated capitalization, minimize leverage and democratize voting control, (3) the requirement for shareholder approval of changes in fundamental policies and certain other matters, such as the approval of investment advisory contracts, and (4) regulation by the SEC of transactions between the Trust and its affiliated persons.

The remaining Trust Participants would be tax-qualified defined benefit plans, however, and they would be afforded the protections of the Employee Retirement Income Security Act of 1974 (ERISA), including the regulatory oversight of the Department of Labor. Further, the current Board members, with the exception of Messrs. William A. McKenna and Raymond A. Willis (whose terms will expire upon the election of Trustees at the upcoming meeting of Trust Participants) will continue to serve on the Board of the Trust after deregistration.

The text of the proposed amendment is attached as Exhibit B.

The Board believes that adoption of the proposed amendment is in the best interests of Trust, and unanimously recommends a “FOR” Proposal 2. If you simply sign and date the proxy card(s) but give us no specific voting instructions, your shares will be voted in favor of the Proposal. Please note that Proposal 1 is contingent upon the approval of Proposal 2.

PROPOSAL NO. 3

ELECTION OF TRUSTEES

The Agreement and Declaration of Trust pursuant to which the Trust was established, as amended, provides that the Trustees of the Trust shall be divided into three classes of approximately equal size. Depending on the outcome of the vote concerning Proposal 2, (i) the Board of Trustees of the Trust will be comprised of either six or seven members following the Meeting and (ii) the class of Trustees to be elected at the Meeting will consist of either one or two Trustees, each of whom will be elected and will hold office for a term of three years and until a successor is elected and qualified.

The nominees for Trustee are set forth below under “Information Regarding Trustees.”

One of the two nominees for Trustee is currently a member of the Board of Trustees.  If Ms. Candace Cox is re-elected, her service will begin immediately upon election. The service of Mr. William Dannecker as Trustee, if elected, will be delayed. Because Mr. Dannecker would be considered an interested trustee under the 1940 Act, he will take office on the earlier of either March 7, 2008*, or the date that the SEC issues an order deregistering the Trust.

All proxies will be voted in favor of the two nominees listed under “Information Regarding Trustees,” unless a contrary indication is made. If, prior to the Meeting, any nominee becomes unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Trustees.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR TRUSTEE LISTED BELOW UNDER “INFORMATION REGARDING TRUSTEES.”

Information Regarding Trustees

Set forth below is certain information regarding the nominees for election as Trustees of the Trust, as well as those persons serving as Trustees following the Meeting with remaining terms of one and two years, including their ages, principal occupations and business experience during the last five years, present directorships or trusteeships and the year they first became a Trustee. Any nominee or Trustee who is an “interested person” of the Trust, as defined in the 1940 Act, is so designated. They are “interested persons” by virtue of their executive positions

*Three years after a sale of stock of the Trust’s investment adviser, during which period at least 75% of the Trust’s trustees will be persons who are not interested persons of the Trust or the investment adviser.

with plan sponsors of plans of participation in the Trust, which previously held an interest in Retirement System Group Inc. common stock (Mr. Ficalora), or by virtue of a directorship with Retirement System Investors, Inc. (“Investors”) and Retirement System Group Inc., the Trust’s Investment Adviser and the parent company of Investors (Mr. Dannecker). Each of the Trustees (except for Mr. Dannecker, who is not currently a Trustee), is responsible for the oversight of all six Investment Funds in the Trust.

Nominees for Election as Trustees:

Name and Date of Birth	Principal Occupation During Last 5 Years	First Became Trustee	Other Directorships

Independent Trustee

Candace Cox August 26, 1951	Managing Director, Emerald Capital Advisors, LLC; formerly President and Chief Investment Officer Bell Atlantic (formerly NYNEX) Asset Management Company; previously Principal Investment Officer, City of New York.	1992	Trustee of American Red Cross National Endowment; Director of National Association of Corporate Directors.

Interested Trustee

William Dannecker December 5, 1939

President of the Trust since May 1986 and Trustee from May 1987 to March 2004 and from January 2005 to December 29, 2005; Chairman and Director of Retirement System Group Inc.; formerly Chief Executive Officer and President; Director of Retirement System Consultants Inc. and President; Director of Retirement System Investors Inc. and President; Director of Retirement System Distributors Inc.; Director, President and Chief Executive Officer of RSGroup Trust Company; Director of RSG Insurance Agency Inc; and President of The Multi-Bank Association of Delaware.

		N/A

Serving with a Term Expiring in One Year:

Name and Date of Birth	Principal Occupation During Last 5 Years	First Became Trustee	Other Directorships

Interested Trustee

Joseph R. Ficalora August 12, 1946	President, Chief Executive Officer and Director of New York Community Bancorp, Inc. and former Chairman; President and Chief Executive Officer of New York Community Bank and former Chairman.	2002

Past Chairman of the former Community Bankers Association of New York State, and member of the Executive Committee; Director of the Federal Home Loan Bank of New York; member of the Federal Reserve Bank Thrift Institutions Advisory Council; Director of the New York State Bankers Association and Metropolitan Area Division Chairman; Director of Asset Management Fund Large Cap Equity Institutional Fund, Inc.; Director of the Queens Chamber of Commerce and a member of its Executive Committee; President of Queens Library Foundation Board; Director of the Queens Chamber of Commerce and a member of its Executive Committee; Director or Trustee of Queens Borough Public Library; Queens College Foundation; Queensborough Community College Fund; Flushing Cemetery; Forest Park Trust and New York Hall of Science. Also a member of the Advisory Council of the Queens Museum of Art.

Name and Date of Birth	Principal Occupation During Last 5 Years	First Became Trustee	Other Directorships

Independent Trustee

Thomas F. Collins July 31, 1943	Principal of HAS Associates Inc. since 1990.	2004	Director of South Shore Mental Health Center, Quincy, MA.

Trustees Serving with a Term Expiring in Two Years

Independent Trustees

Herbert G. Chorbajian September 4, 1938	Vice Chairman of Charter One Financial, Inc. from November 1998 to June 2003; Director of Charter One Financial, Inc. from November 1998 to September 2004; formerly Chairman, President and Chief Executive Officer of ALBANK Financial, Inc., and formerly Chairman, Chief Executive Officer, President and Director of ALBANK, FSB, Albany, New York.	1994	Director or Trustee of the Northeast Health Foundation, Inc.; the Albany Cemetery Association; and Empire State Certified Development Corp.

James P. Cronin June 10, 1945	President, Treasurer and Chief Executive Officer since June 1987 of The Dime Bank, Norwich, Connecticut.	1997	Director or Trustee of RSGroup Trust Company; St. Jude Common; John S. Blackmar Fund; W. W. Backus Hospital; Integrated Day Charter School Foundation; and Norwich Free Academy.

Joseph L. Mancino† July 20, 1937	Retired Director of New York Community Bank; formerly Chairman and Chief Executive Officer of The Roslyn Savings Bank, Jericho, New York, and Vice Chairman, President and Chief Executive Officer of Roslyn Bancorp, Inc.	2000	Director of Helen Keller Services For The Blind; Theodore Roosevelt Council – Boy Scouts of America; Interfaith Nutrition Network; Winthrop Hospital; and SBLI USA.

† Mr. Mancino was an “interested person” of the Trust prior to November 2003 because he was an executive officer of an employer sponsoring a plan of participation in the Trust which held an interest in Retirement System Group Inc. common stock.

Information Regarding Executive Officers and the Trust Chairman

The officers of the Trust are the President, one or more Vice Presidents, a Secretary and a Treasurer. There is also a Trust Chairman who presides at Board of Trustees meetings in the absence of the President, William Dannecker.  The Trust Chairman position is presently vacant.  The following are the names of the executive officers of the Trust, as of September 30, 2007, together with their ages and positions with the Trust and the period during which each of such officers has served as such.  Each of the executive officers of the Trust, with the exception of William J. Pieper, serves as an officer or director of Investors. The address of each individual listed below is RSI Retirement Trust, 150 East 42nd Street, New York, NY 10017.

Name and Date of Birth	Principal Occupation, Business Experience During Last 5 Years, Present Directorships

William Dannecker December 5, 1939

President of the Trust since May 1986 and Trustee from May 1987 to March 2004 and from January 2005 to December 29, 2005; Chairman and Director of Retirement System Group Inc.; formerly Chief Executive Officer and President; Director of Retirement System Consultants Inc. and President; Director of Retirement System Investors Inc. and President; Director of Retirement System Distributors Inc.; Director, President and Chief Executive Officer of RSGroup Trust Company; Director of RSG Insurance Agency Inc; and President of The Multi-Bank Association of Delaware.

William J. Pieper October 30, 1951

Senior Vice President and Treasurer of the Trust; Senior Vice President, Trust Services of Retirement System Group Inc.; Senior Vice President, Trust Services of RSGroup Trust Company; formerly Vice President, Manager of Fiduciary Services, People’s Bank, Bridgeport, Connecticut.

Stephen P. Pollak August 27, 1945

Executive Vice President, Counsel, Secretary and Chief Compliance Officer of the Trust; Executive Vice President, Counsel, Secretary and Director of Retirement System Group Inc.; Executive Vice President, Secretary and Director of Retirement System Consultants Inc.; Executive Vice President, Secretary, Compliance Officer and Director of Retirement System Distributors Inc.; Executive Vice President, Secretary and Director of Retirement System Investors Inc.; President and Director of RSG Insurance Agency Inc.; Executive Vice President, Counsel, Secretary and Director of RSGroup Trust Company; and Executive Vice President and Secretary of The Multi-Bank Association of Delaware.

Investment Fund Ownership by Trustees*

Name	Dollar Range of Equity Securities in Each Investment Fund	Aggregate Dollar Range of All Equity Securities in All Investment Funds

Interested Trustees

Joseph R. Ficalora	None	None

William Dannecker*	Core Equity Fund: $10,001- $50,000	Over $100,000
Emerging Growth Equity: $10,001- $50,000
Value Equity Fund: $10,001- $50,000
International Equity Fund: $50,000 - $100,000
Actively Managed Bond Fund: Over $100,000

Independent Trustees

Herbert G. Chorbajian	None	None

Thomas F. Collins	None	None

Candace Cox	None	None

James P. Cronin	Core Equity Fund: Over $100,000 Emerging Growth Equity Fund: Over $100,000 Value Equity Fund: Over $100,000 International Equity Fund: Over $100,000	Over $100,000

Joseph L. Mancino	None	None

*Ownership as of November 8, 2007

** Mr. Dannecker will take office on the earlier of either March 7, 2008, or the date that the SEC issues an order deregistering the Trust.

The Trust has an Audit Committee, Governance Committee, Nominating Committee, Proxy Committee and an Investment Committee.  At least a majority of the members of each committee, with the exception of the Governance and Nominating Committees, are not “interested persons” of the Trust as defined in the Act.  (See further information on “interested persons” under “Information Regarding Trustees,” above.)

The Audit Committee, which met three times during the Trust’s fiscal year ended September 30, 2007, presently consists of Messrs. Collins, Cronin, Mancino and Willis.  The Audit Committee reviews the professional services to be rendered by the Trust’s independent public accountant and the costs thereof.  It also reviews with such firm the results of its audit and such firm’s findings and recommendations, including those furnished on the adequacy of accounting controls.

The Governance Committee, which met two times during the Trust’s fiscal year ended September 30, 2007, presently consists of Messrs. Chorbajian, Cronin and McKenna.  The Governance Committee addresses issues involving conflicts of interest between the Trust and Retirement System Group Inc. and its subsidiaries.  The Committee also addresses procedural issues of the Board of Trustees, including compensation matters.

The Investment Committee, which met six times during the Trust’s fiscal year ended September 30, 2007, presently consists of Ms. Cox and Messrs. Chorbajian, Cronin and McKenna.  The Investment Committee reviews the practices and procedures of the Trust’s various investment managers, including practices relating to brokerage allocation, and makes recommendations to the Board of Trustees on the policies of such investment managers and any changes in brokerage allocation which should be made by such investment managers.

The Nominating Committee, which met one time during the Trust’s fiscal year ended September 30, 2007, presently consists of Messrs. Chorbajian, Cronin and McKenna. Messrs. Chorbajian and Cronin are not “interested persons” of the Trust, as defined in the Act. The Nominating Committee recommends Trustees to the Board for nomination by the Board for election by the Trust Participants.

The Proxy Committee, which met one time during the Trust’s fiscal year ending September 30, 2007, presently consists of Messrs. Ficalora, Mancino and Willis.  The Proxy Committee oversees the preparation of all proxy materials to be distributed to Trust Participants and also oversees the collection and tabulation of proxies.

The Trust’s Board of Trustees held five regular meetings during the Trust’s fiscal year ended September 30, 2007. (There were no additional special meetings.)  During the Trust’s fiscal year ended September 30, 2007, each Trustee currently serving attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Trustees (held during the period for which he or she has been a Trustee), and (b) the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

The Board of Trustees does not mandate attendance by Trustees at the Annual Meeting of Trust Participants.  No members of the Board of Trustees attended the last Annual Meeting of Trust Participants, held on December 28, 2006.

Nominees for the Board of Trustees

The Nominating Committee does not have a Charter.  However, at a meeting of the Governance Committee held on September 26, 1996, the Governance Committee established Guidelines for the Nominating Committee in recommending nominees for the Board of Trustees.  The Guidelines were approved by the Board of Trustees at its meeting held on December 5, 1996 and ratified at its meeting held on July 28, 2005.

Under the Nominating Committee Guidelines for nominees, any individual proposed for nomination (including Trustees standing for re-election) shall not have attained the age of 70 at the date of election or re-election to the Board.  The Guidelines further provide that any individual proposed for nomination should “add value” to the Board, under one or both of the following criteria:  (1) having expertise in investment matters, or one or more other disciplines deemed desirable by the Board, or (2) having business relationships with one or more clients or prospective clients which may be beneficial to the Trust from a business standpoint.

Potential nominees are identified and evaluated based on a review of a detailed written resume of the candidate’s business background, past accomplishments and other relevant qualifications.  Since the Guidelines established by the Board of Trustees call for specific expertise and/or business relationships which may be beneficial to the Trust, the Nominating Committee has always had a policy of not considering nominees recommended by Trust Participants.

Communications with the Board of Trustees

Trust Participants who wish to send communications to the Board of Trustees or to any individual Trustee may write to the Secretary of the Trust at 150 East 42nd Street, 27th Floor, New York, NY 10017-5633.  Such communications will be referred to the Board of Trustees or to the named Trustee, as appropriate.

Compensation Of Trustees And Officers

Trustees’ Compensation

The Trustees received the aggregate compensation shown below for services to the Trust during the fiscal year ended September 30, 2007.  Trust officers received no compensation from the Trust during the fiscal year ended September 30, 2007:

Name of Trustee	Aggregate Compensation From the Trust

Interested Trustee

Joseph R. Ficalora	$19,200

Independent Trustees

Herbert G. Chorbajian	$24,600
Thomas F. Collins	21,650
Candace Cox	26,050	*
James P. Cronin	28,500
Joseph L. Mancino	21,650

*  Aggregate compensation includes amounts deferred under the Trust’s Section 457 Deferred Compensation Plan (“Plan”).  The total amount of Trustees’ deferred compensation payable under the Plan as of September 30, 2007 is as follows:  Ms. Cox ($308,956).  There are no pension or retirement benefits.

Officers’ Cash Compensation

Officers of the Trust do not receive any direct compensation from the Trust; however, they do receive compensation from Retirement System Group Inc. if employed by Retirement System Group Inc.  For services to the Trust during the fiscal year ended September 30, 2007, no officer of the Trust received compensation from the Trust.

Section 457 Deferred Compensation Plan

The Trust maintains a Deferred Compensation Plan (“Plan”) which meets the requirements of Section 457 of the Internal Revenue Code, as amended.  Under the Plan, as of January 1, 2007 the Trustees may defer up to the lesser of $15,500 or 100% of their compensation from the Trust during each calendar year.

Compensation deferred is distributable in full upon attainment of age 70½ or upon retirement or earlier termination from service as a Trustee, unless deferred to a later date in accordance with the provisions of the Plan.  (Minimum distributions are required beginning as of the April 1st following attainment of age 70½.)  Earlier distributions are permitted only for an “unforeseeable emergency” as defined in the Plan.

The Trust has established a bookkeeping account for each participant’s deferral and is only under a contractual obligation to make Plan payments.  The Plan is deemed to be an unfunded plan.

Deferred compensation attributable to the Plan may be invested in one or more investment funds as shall be made available by the Trust from time to time, in its sole discretion, as authorized by the Trustees.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF ACCOUNTANTS

Subject to ratification or rejection by the Trust Participants, the Trustees of the Trust, including a majority of those members of the Board who are not interested persons of the Trust, have selected Anchin, Block & Anchin LLP to serve in the capacity of independent public accountants, to examine the accounts, and to certify from time to time the financial statements of the Trust for the fiscal years ending September 30, 2007 and 2008.

Representatives of Anchin, Block & Anchin LLP are expected to be present at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from the Trust Participants.

The Trust has an Audit Committee of the Board of Trustees, whose composition and responsibilities are discussed above under “Information Regarding Trustees.”

Independent Accountants’ Fees

The Audit Committee reviews all matters involving the Trust’s Independent Accountants, including engagement letters and accountant presentations addressing the scope of an audit.  Audit related matters are presented to the Board of Trustees for consideration, with a recommendation from the Audit Committee.  All services provided to the Trust by its Independent Accountants are pre-approved by the Audit Committee.

The two following tables set forth for the Trust’s two most recent fiscal years, the fees billed by its independent accountants for: (i) all audit and non-audit services provided directly to the Trust and (ii) non-audit fees for services rendered to the Trust and the Trust’s investment adviser and entities under common control with the investment adviser that proves ongoing services to the Trust.

Fees for audit and non-audit services to the Trust:

Fiscal Year Ended	Independent Accountants	Audit Fees	Audit- Related Fees	Tax Fees*	All Other Fees**

2006	Anchin, Block & Anchin LLP	$140,000	$0	$0	$7,598

2007	Anchin, Block & Anchin LLP	$149,000	$0	$0	$6,584

 *      The Trust is tax-exempt.

**     Independent Accountants’ out of pocket expenses.

Aggregate non-audit fees for services to the Trust and the Trust’s investment adviser and entities under common control with the investment adviser that provide ongoing services to the Trust:

Fiscal Year Ended	Independent Accountants	Aggregate Non- Audit Fees

2005	Anchin, Block & Anchin LLP	$0

2006	Anchin, Block & Anchin LLP	$0

The Audit Committee has reviewed the non-audit services provided by the Trust’s independent accountants to the Trust’s investment adviser and entities under common control with the investment adviser and has determined that the providing of such services is compatible with maintaining the accountant’s independence.

THE BOARD OF TRUSTEES RECOMMENDS APPROVAL OF THE SELECTION OF ANCHIN, BLOCK & ANCHIN LLP AS THE TRUST’S INDEPENDENT PUBLIC ACCOUNTANTS.

Information Concerning the Trust’s Investment Adviser and Service Providers

Retirement System Investors Inc. (“Investors”), 150 East 42nd Street, 27th Floor, New York, New York 10017, a wholly-owned subsidiary of Retirement System Group Inc. (“RSGroup®”), 150 East 42nd Street, 27th Floor, New York, New York 10017, is the investment adviser to the Trust.  Investors was formed in March 1989 to act as investment adviser to certain of the Trust’s Investment Funds following the consummation of a reorganization of the Trust.  Investors also acts as investment adviser to several other corporate entities.

Retirement System Distributors Inc. (“Distributors”), another wholly-owned subsidiary of RSGroup®, located at 150 East 42nd Street, 27th Floor, New York, New York 10017, is the principal underwriter to the Trust.

Retirement System Consultants Inc. (“Consultants”), also a wholly owned subsidiary of RSGroup®, located at 150 East 42nd Street, Floor 27, New York, New York 10017, provides administrative services to the Trust.

Voting Requirements

The affirmative vote of a majority of the votes validly cast at the meeting is required for the approval of each of Proposals 1, 2, 3 and 4. Abstentions will be treated as votes present but not cast at the meeting and will not have any effect on the outcome of the vote on each applicable Proposal.

Principal Unitholders

The tax-qualified retirement plan or individual retirement account of each of the institutions and individuals listed below owns beneficially 5% or more of the Trust’s and each Investment Fund’s outstanding Units, as of November 9, 2007.  (Each retirement plan listed is a defined benefit plan, unless otherwise indicated.)  As of the same date, the Trustees and officers of the Trust, both individually and as a group, owned less than 1% of the Trust’s and each Investment Fund’s outstanding Units.

Name	Amount of Ownership	Percent of Class

Trust (considered as a whole):
New York Community Bancorp, Inc.	7,338,356.205	19.4

Core Equity Fund:
New York Community Bancorp, Inc.	1,970,672.306	18.7
The Dime Savings Bank of Williamsburgh	527,397.174	5.0

Emerging Growth Equity Fund:
New York Community Bancorp, Inc.	947,916.514	19.3
The Dime Savings Bank of Williamsburgh	258,622.674	5.3

Value Equity Fund:
New York Community Bancorp, Inc.	1,078,687.292	15.0
New York Community Bancorp, Inc. (DC Plan)	365,888.814	5.1

International Equity Fund:
New York Community Bancorp, Inc.	764,151.683	21.7
The Dime Savings Bank of Williamsburgh	185,290.758	5.3

Intermediate-Term Bond Fund:
New York Community Bancorp, Inc.	649,429.899	23.8
The Dime Savings Bank of Williamsburgh	1,461,432	5.5

Actively Managed Bond Fund:
New York Community Bancorp, Inc.	1,927,498.511	21.7
The Dime Savings Bank of Williamsburgh	448,357.697	5.0

The addresses of these unitholders are as follows:

New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, NY 11590; The Dime Savings Bank of Williamsburgh, 209 Havemeyer Street, Brooklyn, NY 11211.

As of the Record Date, the Trustees and the officers of each Investment Fund collectively beneficially owned less than 1% of that Fund’s outstanding shares.

Deadline For Submission Of Trust Participants’
Proposals To Be Presented To
2008 Annual Meeting Of Trust Participants

The 2008 Annual Meeting of Trust Participants is expected to be held on or about September 5, 2008. Assuming that the Trust is not deregistered, any proposal intended to be presented by any Trust Participant for action at the 2008 Annual Meeting of Trust Participants must be received by the Secretary of the Trust at 150 East 42nd Street, 27th Floor, New York, New York 10017, not later than May 8, 2008 in order for such proposal to be included in the Proxy Statement and proxy relating to the 2008 Annual Meeting of Trust Participants. Nothing in this paragraph shall be deemed to require the Trust to include in its Proxy Statement and proxy relating to the 2008 Annual Meeting of Trust Participants, any Trust Participant proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission at that time in effect.

Other Matters

Management does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement.  If any other matters properly come before the Meeting, including any vote in respect of adjournment, arising because of a lack of a quorum or otherwise, the Units represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

By Order of the Board of Trustees,

/s/ STEPHEN P. POLLAK
STEPHEN P. POLLAK
New York, New York	Executive Vice President, Counsel and Secretary
November 21, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. TRUST PARTICIPANTS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

EXHIBIT A

AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

(Proposal No. 1)

Article XIX is removed and replaced and will be shown in the Agreement and Declaration of Trust as follows:

ARTICLE XIX

DEFINED CONTRIBUTION PLANS

Removed and Reserved. Any references to Article XIX in this Agreement and Declaration of Trust are hereby deemed void.

Article XXIII is removed and replaced and will be shown in the Agreement and Declaration of Trust as follows:

PART IV

ARTICLE XXIII

INDIVIDUAL RETIREMENT ACCOUNTS:

MASTER AND PROTOTYPE PLANS

Removed and Reserved. Any references to Article XXIII in this Agreement and Declaration of Trust are hereby deemed void.

EXHIBIT B

AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

(Proposal No. 2)

Section 12.3 is added to Article XII as follows:

Section 12.3. Abandonment of Registration. The Trustees shall have the power without the vote of the Trust Participants to cause the abandonment or withdrawal of the Trust’s registration with the Securities and Exchange Commission in the event the Trust becomes eligible for such abandonment or withdrawal of registration pursuant to applicable provisions of the Investment Company Act.

RSI RETIREMENT TRUST

PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF RSI RETIREMENT TRUST (“TRUST”).

The undersigned Trust Participant of the Trust hereby acknowledges receipt of the Notice of Annual Meeting of Trust Participants to be held on December 27, 2007 and the Proxy Statement attached thereto, and does hereby appoint William J. Pieper and Stephen P. Pollak and each of them, the true and lawful attorney or attorneys, proxy or proxies, of the undersigned, with power of substitution, for and in the name of the undersigned to attend and vote as proxy or proxies of the undersigned the number of Units and fractional Units of beneficial interest the undersigned would be entitled to vote if then personally present at the Annual Meeting of Trust Participants of the Trust, to be held at the Trust’s offices, 150 East 42nd Street, 27th Floor, New York, New York, on December 27, 2007 at 11:00 A.M., or any adjournment or adjournments thereof, as follows:

(1)                 To consider and vote on Amendments to the Trust’s Agreement and Declaration of Trust that would remove Individual Retirement Accounts (“IRAs”) and defined contribution plans (“DC Plans”), which include 401(k) plans, as eligible investors in the Trust and permit the Trust to redeem at net asset value Units held in an IRA or a DC Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)                 To consider and vote on an Amendment to the Trust’s Agreement and Declaration of Trust that would allow the Trustees to discontinue the Trust’s registration with the Securities and Exchange Commission when permitted by law.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)                 To elect two (2) trustees for terms of three (3) years and until their respective successors are elected and qualified.

Nominees:	Candace Cox
William Dannecker

☐ FOR all nominees listed above (except as marked to the contrary below).

☐ WITHHOLD AUTHORITY to vote for all nominees listed above.

Instruction:  To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.

(OVER)

(4)                 To consider ratification or rejection of the selection of Anchin, Block & Anchin LLP as independent accountants of the Trust.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)                        Upon all other matters which shall properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE APPLICABLE PROPOSAL; AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THE PROXY WILL BE VOTED IN THE DISCRETION AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES.

Either of such proxies or attorneys, or substitutes, as shall be present and act at said meeting, or at any and all adjournment or adjournments thereof, may exercise all the powers of both said proxies or attorneys.

The undersigned is entitled to vote the number of Units of the Trust and the number of Units of each Investment Fund, as follows:

CORE EQUITY FUND
EMERGING GROWTH EQUITY FUND
VALUE EQUITY FUND
INTERNATIONAL EQUITY FUND
INTERMEDIATE-TERM BOND FUND
ACTIVELY MANAGED BOND FUND

(Print Name of Trust Participant)		Account no.

(Designated Plan Unitholder, if applicable)

By:	Dated:	, 2007
(Signature of individual unitholder, or person, officer or committee duly designated by Trust Participant)*

*Please sign and date the Proxy and return it in the stamped, self-addressed envelope provided.

INSTRUCTIONS FOR DELIVERY OF PROCEEDS

IRA TRUST PARTICIPANTS ONLY

Please use this form to instruct us how to make delivery of the proceeds that you will receive from the redemption of your Units if Proposal 1 is approved. You may elect to have the proceeds: (1) directly “mapped” to the replacement funds listed below; (2) reinvested as a discretionary managed account; (3) invested in one or more other mutual funds selected by you; or (4) sent to you in cash. Any portion of your IRA proceeds for which you have not provided instructions will be directly “mapped” to the replacement funds listed below. If you elect choices (1), (2), or (3), RSGroup Trust Company will remain as your Trustee. If you wish to transfer your IRA to a successor trustee/custodian, please provide the Trust with a Redemption Request Form.

Check One:

☐  Directly “map” my IRA Fund investments to the following listed Replacement Funds:

Name of Investment Fund	Mapped Replacement Fund	Ticker

Core Equity Fund	T. Rowe Price Growth Stock Fund R	(RRGSX)

Emerging Growth Equity Fund	Pennsylvania Mutual Counselors	(RYPCX)

Value Equity Fund	T. Rowe Price Equity Income Fund R	(RRFDX)

International Equity Fund	SSgA International Stock Selection Fund R	(SSARX)

Actively Managed Bond Fund	American Century Govt Bond Inv	(CPTNX)

Intermediate-Term Bond Fund	American Century Govt Bond Inv	(CPTNX)

☐  Invest my IRA account assets as a discretionary managed account. (For additional information call Wes Del Col at 212-503-0131.)

☐  Invest my Fund investments in the following mutual funds (must total 100%). I hereby certify that I have received a current Prospectus for each of the following named mutual funds.

Full Name of Mutual Fund	Percentage of Fund Investment

100%

☐  Cash Distribution *

☐  Please call me to discuss my instructions (optional)

Signature:		Date:

Print Name:	Telephone: (	)	Account No.

*   Receipt of cash by the IRA Trust Participant which is not “rolled over” within 60 days to another IRA or eligible retirement plan, may result in a taxable event and the imposition of a penalty for premature distribution of the IRA.